Exhibit 2.8

Dated 7 October 2010

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

(as Issuer)

and

GOLD FIELDS LIMITED

and

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

and

GOLD FIELDS OPERATIONS LIMITED

and

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

(together the Guarantors)

and

CITICORP TRUSTEE COMPANY LIMITED

(as Trustee)

TRUST DEED

constituting

U.S.$1,000,000,000

4.875 per cent. Guaranteed Notes due 2020

Guaranteed by

Gold Fields Limited, GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited

and Gold Fields Holdings Company (BVI) Limited

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Notes and Covenant to Pay	6

3	Guarantee and Indemnity	8

4	Form of the Notes; Issue of the Notes	10

5	Stamp Duties and Taxes	11

6	Further Issues	12

7	Application of Moneys received by the Trustee	12

8	Covenant to Comply with Provisions	13

9	Covenants	14

10	Remuneration and Indemnification of the Trustee	16

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000	18

12	Trustee liable for negligence	24

13	Waiver and Proof of Default	24

14	Trustee not precluded from entering into Contracts	24

15	Modification	25

16	Appointment, Retirement and Removal of the Trustee	25

17	Communications	26

18	Governing Law and Jurisdiction	27

19	Counterparts	28

20	Contracts (Rights of Third Parties) Act 1999	28

Schedule 1	Form of Definitive Notes	29

i

Schedule 2	Part I - Form of Regulation S Global Note	35

Schedule 2	Part II - Form of Original Rule 144A Global Note	42

Schedule 3	Provisions for meetings of Noteholders	49

Schedule 4	Terms and Conditions of the Notes	55

ii

This Trust Deed is made on 7 October 2010 between:

(1)	GOLD FIELDS OROGEN HOLDING (BVI) LIMITED, a corporation incorporated under the laws of the British Virgin Islands with registered number 184982 (the “Issuer”);

(2)	GOLD FIELDS LIMITED, a company incorporated under the laws of the Republic of South Africa with registered number 1968/004880/06 (the “Company”);

(3)	GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED, a company incorporated under the laws of the Republic of South Africa with registered number 2002/031431/07 (“GFI Mining”);

(4)	GOLD FIELDS OPERATIONS LIMITED, a company incorporated under the laws of the Republic of South Africa with registered number 1959/003209/06 (“Gold Fields Operations”);

(5)	GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED, a corporation incorporated under the laws of the British Virgin Islands with registered number 651406 (“Gold Fields Holdings” and, together with the Company, GFI Mining and Gold Fields Operations, the “Guarantors”); and

(6)	CITICORP TRUSTEE COMPANY LIMITED whose registered office is at Citicorp Centre, Canada Square, Canary Wharf, London E14 5LB, the United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer has by a resolution of its Board of Directors passed on 12 September 2010 authorised the issue of the Notes (as defined in Clause 1.1 below) to be constituted by this Trust Deed.

(B)	The Company has by a resolution of its Board of Directors passed on 16 September 2010 resolved to guarantee the Notes upon and subject to the terms and conditions set out below.

(C)	GFI Mining has by a resolution of its Board of Directors passed on 14 September 2010 resolved to guarantee the Notes upon and subject to the terms and conditions set out below.

(D)	Gold Fields Operations has by a resolution of its Board of Directors passed on 14 September 2010 resolved to guarantee the Notes upon and subject to the terms and conditions set out below.

(E)	Gold Fields Holdings has by a resolution of its Board of Directors passed on 14 September 2010 resolved to guarantee the Notes upon and subject to the terms and conditions set out below.

(F)	The Trustee has agreed to act as trustee of this Trust Deed on and subject to the terms and conditions of this Trust Deed.

Now this Trust Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

The following expressions shall have the following meanings:

“Agents” means, in relation to the Notes, the Paying and Transfer Agents and the Registrar and, in relation to any Further Notes, means any agent appointed in relation to them;

“Auditors” means the auditors for the time being of the Company or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, one of Deloitte & Touche, Ernst & Young or PwC as determined by the Company or if the Company does not make such determination, such other firm of accountants as may be nominated or approved in writing by the Trustee.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 7 October 2010;

“Conditions” means, in relation to the Notes, the terms and conditions set out in Schedule 4 as from time to time modified in accordance with this Trust Deed and, with respect to any Further Notes, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Notes as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Notes, be construed accordingly and shall, in relation to any Further Notes, be construed as a reference to the provision (if any) in the conditions thereof which corresponds to the particular Condition of the Notes;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any of the conditions, events or acts provided in Condition 9 which, if so required by this Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders to be conditions, events or acts upon the occurrence of which the Notes, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

“Extraordinary Resolution” has the meaning set out in the Conditions;

“Further Notes” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 6 and constituted by a deed supplemental to this Trust Deed;

“Global Note” means the Regulation S Global Note or the Rule 144A Global Note, as applicable (and “Global Notes” shall be construed accordingly);

“Guarantee” means the guarantee and indemnity of the Guarantors set out in Clause 3 and as amended from time to time pursuant to this Trust Deed;

“Interest Payment Date” has the meaning provided in Condition 5(a);

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in London;

“LSE” means the London Stock Exchange plc;

“Material Subsidiary” has the meaning set out in Condition 3;

“Noteholder” and “holder” means the person in whose name is entered in the register of holders of such Notes as the holder thereof;

“Notes” means the notes in registered form comprising the U.S.$ 1,000,000,000 4.875 per cent. guaranteed notes due 2020 of the Issuer, constituted by this Trust Deed or the principal amount thereof for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to Condition 13 and (except for the purposes of Clauses 4.1 to 4.5) the Global Notes;

“outstanding” means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in accordance with this Trust Deed, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the Trustee or to the Principal Paying and Transfer Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes, (c) those which have become void or those in respect of which claims have become prescribed under Condition 12, (d) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 13, (e) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 13, (f) those which have been purchased and cancelled as provided in Condition 6, (g) any Global Note to the extent that it shall have been exchanged for interests in another Global Note and any Global Note to the extent that it shall have been exchanged for definitive registered Notes pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders, (ii) the determination of how many Notes are outstanding for the purposes of Conditions 9, 14 and 15 and Schedule 3 and (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (iv) the determination by the Trustee whether any event, circumstance, matter or thing is materially prejudicial to the interests of the Noteholders or any of them, those Notes (if any) which are beneficially held by, or are held on behalf of, the Issuer or the Company or any subsidiary of the Company and not yet cancelled shall be deemed not to remain outstanding;

“Paying and Transfer Agency Agreement” means, in relation to the Notes, the Paying and Transfer Agency Agreement dated 7 October 2010, as amended from time to time, between the Issuer, the Guarantors, the Trustee, the Paying and Transfer Agents and the Registrar whereby the initial Paying and Transfer Agents and the Registrar were appointed in relation to the Notes together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Paying and Transfer Agent” means, in relation to the Notes, Citibank N.A., London Branch, in its capacity as Paying and Transfer Agent (in respect of the Notes) and, in relation to any Further Notes, the Paying and Transfer Agent appointed in respect of such Further Notes and in each case any Successor Paying and Transfer Agent;

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof;

“Potential Event of Default” means an event or act which, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 9, would constitute an Event of Default;

“Registrar” means, in relation to the Notes, Citigroup Global Markets Deutschland AG or any successor Registrar appointed under the Paying and Transfer Agency Agreement and, in relation to any Further Notes which are or may be in registered form, such institution as shall be appointed Registrar for such Further Notes;

“Regulation S Global Note” means the registered global note representing Notes sold outside the United States in reliance on Regulation S under the Securities Act, in the form or substantially in the form set out in Schedule 2 Part I;

“Regulation S Legend” means the transfer restriction legend set out in the Regulation S Global Note and any definitive Note issued in respect thereof;

“Rule 144A Global Note” means the registered global note representing Notes sold in the United States in reliance on Rule 144A under the Securities Act, in the form or substantially in the form set out in Schedule 2 Part II;

“Rule 144A Legend” means the transfer restriction legend set out in the Rule 144A Global Note and any definitive Notes issued in respect thereof;

“Securities Act” means the United States Securities Act of 1933, as amended;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Noteholders pursuant to Clause 9.10 and Condition 17;

“subsidiary” means, in respect of any entity, any company which is for the time being a subsidiary as defined in Section 1 of the South African Companies Act;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer and/or the Guarantor as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9.10 and Condition 17;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000; and

“trust corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee.

1.2	Construction of Certain References

References to:

1.2.1	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“pounds”, “pounds sterling”, “sterling”, “£” and “p” shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.2.3	“U.S. dollars” and “U.S.$” are references to the lawful currency for the time being of the United States of America;

1.2.4	“Rand”, “R” and “ZAR” are references for the lawful currency for the time being of the Republic of South Africa;

1.2.5	References to “principal” and/or “interest” include references to any Additional Amounts which may be payable under the Conditions;

1.2.6	Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively;

1.2.7	guarantees or to an obligation being guaranteed shall be deemed to include references to indemnities or to an indemnity being given in respect thereof;

1.2.8	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.9	words denoting the singular shall include the plural also and vice versa;

1.2.10	words denoting one gender only shall include the other gender;

1.2.11	words denoting persons only shall include firms and corporations and vice versa;

1.2.12	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.13	a bank or an investment bank may include Barclays Bank PLC, Citigroup Global Markets Limited or J.P. Morgan Securities Ltd.; and

1.2.14	“approval not to be unreasonably withheld” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Noteholders only and any determination as to whether or not its approval is unreasonably withheld shall be made on that basis.

1.3	Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings

Headings shall be ignored in construing this Trust Deed.

1.5	Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Notes and Covenant to Pay

2.1	Amount of the Notes

The aggregate principal amount of the Notes is limited to an amount not exceeding U.S. $1,000,000,000 (without prejudice to the validity of any replacement Notes issued pursuant to Condition 13 and without prejudice to Clause 6).

2.2	Covenant to Pay

The Issuer will, on any date when the Notes or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in U.S. dollars in New York City in same day funds the principal amount of the Notes becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Notes outstanding on the dates provided for in, and at the rate specified in Condition 5 provided that (1) every payment of any sum due in respect of the Notes made to or to the account of the Principal Paying and Transfer Agent as provided in the Paying and Transfer Agency Agreement shall, to such extent, satisfy such obligation in this Clause except to the extent that there is failure in its subsequent payment to the relevant Noteholders and (2) in the event that (following, if so required, due presentation of a Note) upon redemption, payment of the aggregate principal amount is improperly withheld or refused such Note will continue to bear interest as aforesaid until the day after the Noteholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying and Transfer Agent of all sums due in respect of the Notes up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Noteholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Notes by the Issuer, a Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4	Payment after Default

2.4.1	At any time after a Potential Event of Default or an Event of Default has occurred and is continuing, or the Notes shall otherwise have become due and payable or the Trustee shall have received any money which it proposes to pay under Clause 7.1 to the Holders, the Trustee may:

(i)	by notice in writing to the Issuer, the Guarantors and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)	to act thereafter as Agents of the Trustee under this Trust Deed and the Notes on the terms of the Paying and Transfer Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and available for this purpose and thereafter to hold all Notes and all moneys, documents and records held by them in respect of Notes to the order of the Trustee; or

(b)	to deliver all Notes, moneys, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice but this Clause shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and/or

(ii)	by notice in writing to the Issuer or, where applicable, a Guarantor require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying and Transfer Agent. With effect from the issue of any such notice to the Issuer or, where applicable, a Guarantor and until such time as the notice is withdrawn, proviso (1) to Clause 2.2 shall not apply.

3	Guarantee and Indemnity

3.1	Guarantee

Each Guarantor (jointly and severally with the other Guarantors) unconditionally and irrevocably guarantees to the Trustee that if the Issuer does not pay any sum payable by it under this Trust Deed or the Notes by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise) such Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 10, in London in United States dollars in immediately available funds) before close of business on that date in the city to which payment or delivery is so to be made. Clause 2.2 will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 10.

3.2	Guarantors as Principal Debtors

As between each Guarantor and the Trustee and the Noteholders but without affecting the Issuer’s obligations, each Guarantor will be liable under this Clause as if it were the sole or principal debtor. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole or principal debtor (including (1) any time, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed or the Notes, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Notes or any of the Issuer’s obligations under any of them).

3.3	Guarantors’ Obligations Continuing

Each Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Notes. Furthermore, these obligations of each Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from such Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. Each Guarantor irrevocably waives all notices and demands of any kind.

3.4	Exercise of Guarantors’ Rights

So long as any sum remains payable under this Trust Deed or the Notes:

3.4.1	any right of any Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity, will be exercised and enforced by such Guarantor only in such manner and on such terms as the Trustee may require or approve; and

3.4.2	any amount received or recovered by such Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held on trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 7.1.

3.5	Suspense Accounts

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2 or any Guarantor to the Trustee in accordance with Clause 3) in respect of any sum payable by the Issuer under this Trust Deed or the Notes may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

3.6	Avoidance of Payments

Each Guarantor shall on demand indemnify the Trustee and each Noteholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer or, as the case may be, any Guarantor under this Trust Deed or any Note and shall in any event pay to it on demand (and shall make the relevant payment, within five business days in the jurisdiction of incorporation of such Guarantor, of such demand) the amount as refunded by it.

3.7	Debts of Issuer

If any moneys become payable by any Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to any Guarantor.

3.8	Indemnity

As separate, independent and primary obligations, each Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Notes, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, any Guarantor, the Trustee or any Noteholder) not recoverable from such Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole or principal debtor and will be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify and keep indemnified the Trustee and each Noteholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Notes not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Notes being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Noteholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

4	Form of the Notes; Issue of the Notes

4.1	The Global Notes

On issue of the Notes, the Regulation S Global Note and the Rule 144A Global Note will be issued representing the aggregate principal amount of the Notes and the Issuer (failing whom the Guarantors) shall procure that the appropriate entries be made in the register of Noteholders by the Registrar to reflect the issue of such Notes. The Regulation S Global Note will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee and the Rule 144A Global Note will be issued in the name of Cede & Co. or another nominee of DTC. The issue of Global Notes in names other than those of the common depositary or its nominee or Cede & Co. or another nominee of the DTC, as the case may be, is restricted as provided in each Global Note.

4.2	Definitive Notes

Definitive Notes in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Notes as provided therein. Such Notes may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

4.3	Form

Definitive Notes and Global Notes will be in or substantially in the respective forms set out in Schedules 1 and 2. Definitive Notes will be endorsed with the Conditions. Definitive Notes issued in exchange for interests in the Rule 144A Global Note will bear the Rule 144A Legend and Definitive Notes issued in exchange for interests in the Regulation S Global Note will bear the Regulation S Legend.

4.4	Signature

The Global Notes will be signed manually or in facsimile by one or more authorised directors or officers of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Notes (if issued) will be signed manually or in facsimile by one or more authorised directors or duly authorised officers of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is an authorised director of the Issuer even if at the time of issue of any Note (including the Global Notes) he no longer holds such office. Notes (including the Global Notes) so executed and authenticated will be binding and valid obligations of the Issuer.

4.5	Title

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantors, the Trustee, the Principal Paying and Transfer Agent and the Registrar may (a)(i) for the purpose of making payment thereon or on account thereof deem and treat the registered holder of any definitive Note and (ii) for the purpose of making payment thereon or on account thereof and, in the case of Notes represented by a Rule 144A Global Note and

Notes represented by a Regulation S Global Note, the exercise of voting rights, the giving of consents and the making of requests pursuant to this Trust Deed, deem and treat the registered holder of any Note, as the absolute owner thereof and of all rights thereunder free from all encumbrances, set-off or counterclaim, and shall not be required to obtain proof of such ownership or as to the identity of the registered holder, and (b) for all other purposes deem and treat:

(a)	the registered holder of any definitive Notes; and

(b)	each person for the time being shown in the records of DTC or such other additional or alternative clearing system approved by the Issuer, the Principal Paying and Transfer Agent and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances, set-off or counterclaim, and shall not be required to obtain proof of such ownership or as to the identity of the registered holder of any Global Note or Definitive Note.

5	Stamp Duties and Taxes

5.1	Stamp Duties etc.

The Issuer (failing whom the Guarantors) will pay all stamp, issue, registration, documentary and other similar taxes, fees and duties, including interest and penalties, payable (a) in respect of the creation, issue and offering of the Notes, and the execution or delivery of this Trust Deed and (b) in any jurisdiction in connection with any action taken by or on behalf of the Trustee, or, as the case may be, (where entitled under this Trust Deed to do so) any Noteholder to enforce the obligations of the Issuer or the Guarantors under, or to resolve any doubt concerning, or for any other purpose in relation to this Trust Deed. The Issuer (failing whom the Guarantors) will also indemnify the Trustee and the Noteholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Noteholders to enforce the obligations of the Issuer and the Guarantors under this Trust Deed, the Paying and Transfer Agency Agreement or the Notes.

5.2	Change of Taxing Jurisdiction

If the Issuer or any Guarantor, as the case may be, becomes subject generally to the taxing jurisdiction of a territory or any political sub-division thereof or any authority of or in that territory with power to tax other than or in addition to the British Virgin Islands or the Republic of South Africa or any political sub-division thereof or any such authority of or in such territory then the Issuer or such Guarantor, as the case may be, will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the British Virgin Islands or the Republic of South Africa, as the case may be, of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or such Guarantor, as the case may be, has become so subject. In such event, references in this Trust Deed and the Notes to the British Virgin Islands or the Republic of South Africa will be read accordingly (including, for the avoidance of doubt, Condition 6(c)).

6	Further Issues

6.1	Liberty to Create

The Issuer may from time to time without the consent of the Noteholders create and issue Further Notes having the same terms and conditions in all respects as the Notes (or in all respects except for the amount of and/or the date of first payment of interest on them) and so that such Further Notes shall be consolidated and form a single series with the Notes or any Further Notes. Any Further Notes that form a single series with the Notes will be issued with no more than a de minimis amount of original issue discount, or as part of a qualified re-opening (as defined in U.S. Treasury Regulation Section 1.1275-2(k)(3)), in each case for U.S. federal income tax purposes.

6.2	Means of Constitution

Any Further Notes created and issued pursuant to the provisions of Clause 6.1 above shall be constituted by a trust deed supplemental to this Trust Deed. The Issuer and the Guarantors shall prior to the issue of any Further Notes to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (if applicable duly stamped) and containing covenants by the Issuer and the Guarantors in the form mutatis mutandis of Clause 2 or, as the case may be, Clause 3 of this Trust Deed in relation to the principal amount and interest in respect of such Further Notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

6.3	Noting of Supplemental Deeds

A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on the duplicate(s) of this Trust Deed.

6.4	Notice of Further Issues

Whenever it is proposed to create and issue any Further Notes, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Notes proposed to be created or issued.

7	Application of Moneys received by the Trustee

7.1	Declaration of Trust

All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer or any Guarantor, as the case may be, be held by the Trustee (subject to the provisions of Clause 3.5 and Clause 7.2) upon trust to apply them:

7.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

7.1.2	secondly, in payment of any amounts owing in respect of the Notes pari passu and rateably; and

7.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself, or if any moneys were received from any Guarantor and to the extent of such moneys, to such Guarantor.

Without prejudice to this Clause 7.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Notes which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the above trusts set out in Clause 7.1.1 and Clause 7.1.3.

7.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Notes under Clause 7.1 is less than 10 per cent. of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 7.1.

7.3	Investment

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments for the time being authorised by English law for the investment by a trustee of trust moneys or in any other investments, whether or not similar thereto, which may be selected by the Trustee or by placing on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to a standard customer on a deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

8	Covenant to Comply with Provisions

The Issuer and each Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer, the Guarantors and the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer and each Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The Trustee will hold the benefit of this Covenant upon trust for itself and the Noteholders according to its and their respective interests. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

9	Covenants

So long as any Note is outstanding, the Company covenants with the Trustee that it will:

9.1	Books of Account

keep, and procure that each of its Material Subsidiaries keeps, proper books of account and:

a) at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow the Trustee and anyone appointed by it to whom the Issuer and/or the Company has no reasonable objection, access to the books of account of the Issuer and/or the Company; and

b) for the purposes of making a determination under Condition 9(e)(i) and/or Condition 9(e)(ii), so far as permitted by applicable law, procure that each of its Material Subsidiaries will allow the Trustee and anyone appointed by it to whom the relevant Material Subsidiary has no reasonable objection, access to the books of account of the relevant Material Subsidiary, in each case at all reasonable times and upon giving reasonable prior notice during normal business hours.

9.2	Notice of Events of Default

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default;

9.3	Information

so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance and discharge of its functions;

9.4	Financial Statements etc.

send to the Trustee as soon as reasonably practicable after the issue or publication thereof and in the case of annual financial statements in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, and if the Trustee so requests and within 14 days of any such request any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Company generally in their capacity as such, and in the case of the Company, drawn up in accordance with the rules of the relevant stock exchange on which it has its primary listing;

9.5	Certificate of Directors

send to the Trustee, within 30 days after the Company’s annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within 14 London Business Days after any request by the Trustee a certificate of the Issuer and each Guarantor signed by any authorised signatory on behalf of the Issuer and each Guarantor (and, in the case of the Company, signed by two authorised signatories) to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or such Guarantor, as the case may be, as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or other breach of this Trust Deed has occurred since the Certification Date of the last such certificate (or if none) the date of this Trust Deed or, if such an event has occurred, giving details of it;

9.6	Notices to Noteholders

send to the Trustee not less than four London Business Days before the date of publication, for the Trustee’s approval (such approval not to be unreasonably delayed), a copy of the form of each notice to the Noteholders to be published in accordance with Condition 17 and upon publication two copies of each notice so published (such approval not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom of any such notice which is an invitation or inducement to engage in investment activity);

9.7	Further Acts

so far as permitted by applicable law, do all such further things as may be reasonably necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.8	Notice of Late Payment

forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Principal Paying and Transfer Agent or the Trustee of any sum due in respect of the Notes made after the due date for such payment;

9.9	Listing

use all reasonable endeavours to maintain the listing of the Notes on the LSE. If, however, it is unable to do so, having used all reasonable endeavours, or if the Trustee agrees that the maintenance of such listing or admission to trading is unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, the Issuer and each Guarantor will instead use all reasonable endeavours to obtain and maintain a listing of the Notes and/or admission to trading of the Notes, on such other stock exchange as they may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

References in this Trust Deed to the “listing of the Notes on the LSE” shall be to Notes being or admitted to the Official List maintained by the UK Listing Authority and admitted to trading on the EEA Regulated Market of the LSE;

9.10	Change in Agents

give not less than 14 days’ prior notice to the Noteholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the prior written approval of the Trustee;

9.11	Notes held by the Issuer etc.

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or a Guarantor signed by any authorised signatory on behalf of the Issuer or such

Guarantor (and, in the case of the Company, signed by two authorised signatories) setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the Issuer or such Guarantor or any subsidiary of such Guarantor and which had not been cancelled;

9.12	Material Subsidiaries

give to the Trustee at the same time as sending the certificate as referred to in Clause 9.5 or within ten days of a request by the Trustee, a report addressed to the Trustee by the Company listing those Subsidiaries of the Company which as at the last day of the last financial year of the Company or as at the date specified in such request were Material Subsidiaries; and

9.13	Rule 144A(d)(4)

for so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from the reporting requirements of the Exchange Act pursuant to Rule 12g3-2(b) thereunder, provide to the holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, in each case upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration

So long as any Note is outstanding, the Issuer, failing whom the Guarantors, will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer, the Guarantors, and the Trustee. However, if any payment to a Noteholder of the moneys due in respect of any Note is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Noteholder is duly made.

10.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default, the Issuer hereby agrees that the Trustee should be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient in the interests of Noteholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer, failing whom the Guarantors, will pay such additional remuneration as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by an independent investment bank or securities firm of international repute in London or person (acting as an expert and not as an arbitrator)

selected by the Trustee and approved by the Issuer and the Guarantors or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank or securities firm or person being borne by the Issuer. The determination of such independent investment bank or securities firm or person will, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantors, the Trustee and the Noteholders.

10.3	Payment and Default Interest

All amounts payable pursuant to Clauses 10.1 and 10.2 shall be payable (in priority to payments to Noteholders) by the Issuer, failing whom the Guarantors, on such dates as may be agreed between the Issuer, the Guarantors and the Trustee, and shall carry interest at the rate of two per cent. per annum above the base rate from time to time of National Westminster Bank PLC from the due date therefor.

10.4	Expenses

The Issuer or, failing whom, the Guarantors will also pay or discharge all duly documented costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and reasonable travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer or any Guarantor for enforcing any obligation under this Trust Deed, the Paying and Transfer Agency Agreement, or the Notes.

10.5	Payment of Expenses

All such costs, charges, liabilities and expenses incurred and payments made by the Trustee will be payable or reimbursable by the Issuer, failing whom the Guarantors within 14 days of demand by the Trustee and:

10.5.1	in the case of payments made by the Trustee prior to such demand will (if not paid within seven days of such demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of National Westminster Bank PLC on the date on which such payments were made by the Trustee and

10.5.2	in all other cases (if not paid on the date specified in such demand or, if later, within 14 days of such demand) carry interest at such rate from the date on which the demand is made.

10.6	Indemnity

The Issuer and the Guarantors will, jointly and severally, indemnify the Trustee in respect of all liabilities and expenses paid or properly incurred by it in the fulfilment of its obligations under this Trust Deed or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfilment of its obligations under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

10.7	Provisions Continuing

The provisions of Clauses 10.3, 10.5 and 10.6 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee in relation to claims which arose during the period of its appointment as Trustee.

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

Section 1 of the Trustee Act 2000 shall not apply to this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. By way of supplement to the Trustee Acts it is expressly declared as follows:

11.1	Advice

The Trustee may in relation to this Trust Deed act on the opinion or advice of, or any information obtained from, any expert or a certificate or report or confirmation of the Auditors or of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report or information may be sent or obtained by letter, telex, email, cable or facsimile transmission and the Trustee will not be liable to anyone for acting or not acting in good faith on any opinion, advice, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic.

11.2	Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantors are performing all their obligations under this Trust Deed and the Notes.

11.3	Resolutions of Noteholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Noteholders.

11.4	Certificate Signed by Directors

The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer or a Guarantor signed by any authorised signatories of the Issuer or such Guarantor (and, in the case of the Company, signed by two authorised signatories) on behalf of the Issuer or such Guarantor to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

11.5	Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents in any part of the world with any banker or banking company believed by it to be of good repute or entity whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums to be paid on account of or in respect of any such deposit provided that, unless in the opinion of the Trustee it is required in connection with the enforcement of any obligation of the Issuer or the Guarantors under this Trust Deed, the Paying and Transfer Agency Agreement or the Notes or otherwise in connection with the performance of the duties of the Trustee hereunder or thereunder or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other duties or taxes would thereby arise.

11.6	Custodians/Nominees

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purposes of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

11.7	Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Notes bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

11.8	Agents

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9	Delegation

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions provided that the Trustee may not delegate the right to determine whether an Event of Default or Potential Event of Default has occurred unless prior to such delegation the Trustee provides to the Issuer and the Guarantors confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of a conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the trustee of this Trust Deed if it were not to delegate that right.

11.10	Forged Notes

The Trustee will not be liable to the Issuer, the Guarantors or any Noteholder by reason of having accepted as valid or not having rejected any Note purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder any confidential financial or other information made available to the Trustee by the Issuer or any Guarantor and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12	Determinations Conclusive

The Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Issuer, the Guarantors, the Trustee and the Noteholders.

11.13	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantors and the Noteholders.

11.14	Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Noteholders. Any such determination will be conclusive and binding upon the Issuer, the Guarantors and the Noteholders.

11.15	Payment for and Delivery of Notes

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of the interests between the Notes represented by Global Notes or the delivery of definitive registered Notes to the persons entitled to them.

11.16	Notes held by the Guarantors etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or any Guarantor under Clause 9.11) that no Notes are for the time being held by or on behalf of any of the Issuer, any Guarantor, or any subsidiary of any Guarantor.

11.17	Interests of Noteholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 15 or any determination made pursuant to Clause 15), the Trustee shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim from the Issuer, the Guarantors, or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Noteholders.

11.18	Enforcement of Rights

The Trustee need not take such steps to enforce any obligation owed to it as Trustee under this Trust Deed including, without limitation, under Condition 15 unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one quarter in principal amount of the Notes then outstanding and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

11.19	Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

11.20	Responsibility for Agents etc.

If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s acts, omissions, misconduct or default or acts, omissions, misconduct or default of any substitute appointed by the Appointee.

11.21	Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

11.22	Independent Investment Bank

The Trustee has no responsibility for the accuracy or otherwise of any determination made by an investment bank pursuant to the Conditions.

11.23	Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, the Guarantors or any Noteholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Notes beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Notes is clearly identified together with the amount of such holding.

11.24	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

11.25	Trustee not Responsible

The Trustee shall not be responsible for the legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto or any licence, consent or other authority for the legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder.

11.26	Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.27	Lists of Material Subsidiaries and Certificates relating to Material Subsidiaries

A list or certificate of the Company provided to the Trustee under Clause 9.12 in relation to any Material Subsidiary shall be conclusive and binding on the Trustee and the Noteholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation.

11.28	Expert Reports

Any certificate or report of the Auditors of the Issuer or any Guarantor or any other expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee and/or the Auditors or any other expert or person in connection therewith contains a monetary limit or other limit on the liability of the Auditors or such other expert or other person in respect thereof.

11.29	Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

11.30	Not bound to act

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising hereunder, including without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer and/or the Guarantors will be able to indemnify and/or secure and/or prefund it against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure and/or prefund it and on such demand being made the Issuer (failing whom, the Guarantors) shall be obliged to make payment of all such sums in full.

12	Trustee liable for negligence

Nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions, relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

13	Waiver and Proof of Default

13.1	Waiver

The Trustee may, without the consent of the Noteholders and without prejudice to its rights in respect of any subsequent breach or Event of Default or Potential Event of Default, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer or any Guarantor of any of the provisions of this Trust Deed or the Notes or determine that any Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed provided always that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution but so that no such direction will affect any previous waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination will be binding on the Noteholders and, if the Trustee so requires, will be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

13.2	Proof of Default

If it is proved that as regards any specified Note the Issuer or any Guarantor has made a default in paying any sum due to the relevant Noteholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes which are then payable.

14	Trustee not precluded from entering into Contracts

Neither the Trustee, any of its subsidiary, holding or associated companies nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Notes or securities of the Issuer or any Guarantor or any of their respective subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any Guarantor or any of their respective subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any Guarantor or any of their respective subsidiary, holding or associated companies and will not be liable to account for any profit resulting therefrom.

15	Modification

The Trustee may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Transfer Agency Agreement, any agreement supplemental to the Paying and Transfer Agency Agreement, the Notes, the Guarantees or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Transfer Agency Agreement, any agreement supplemental to the Paying and Transfer Agency Agreement, the Notes, the Guarantees or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Transfer Agency Agreement, any agreement supplemental to the Paying and Transfer Agency Agreement, the Notes, the Guarantees or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Noteholders. Such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 3. Any such modification, authorisation or waiver shall be binding on the Noteholders and, if the Trustee so requires, such modification shall be notified to the Noteholders promptly in accordance with Condition 17.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Noteholders. A trust corporation will at all times be a Trustee and may be the sole trustee. Any appointment of a new trustee will be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

16.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer and the Guarantors without giving any reason and without being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer or, failing whom, the Guarantors will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer and the Guarantors have failed to do so within three months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

16.3	Co-Trustees

The Trustee may, notwithstanding Clause 16.1, by notice in writing to the Issuer and the Guarantors appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act as an additional Trustee jointly with the Trustee:

16.3.1	if the Trustee considers such appointment to be in the interests of the Noteholders;

16.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer or any Guarantor of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer, the Guarantors and such person remove any person so appointed. At the request of the Trustee, the Issuer and the Guarantors will do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee hereby) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. Before appointing such person to act as a co-Trustee, the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to the Issuer of its intention to make such appointment (and the reason therefore).

16.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17	Communications

Any communication to the Issuer, the Guarantors or the Trustee under this Deed shall be by letter delivered personally or facsimile transmission in the English language:

in the case of the Issuer, to it at:

Gold Fields Orogen Holding (BVI) Limited Falcon Cliff Palace Road Douglas Isle of Man JM2 4 LB

Fax no.:	+441624 630001

Attention:	Colin Bird

in the case of any Guarantor, to it at:

c/o Gold Fields Limited 150 Helen Road Sandown Sandton South Africa 2196

Fax no.:	+27 11 5629841

Attention:	Manager Corporate Finance

and in the case of the Trustee, to it at:

Citicorp Centre Canada Square Canary Wharf London E14 5LP

Fax no.:	+44 207 500 5877

Attention:	Trustee Agency and Trust Services

Any such communication will take effect, in the case of a letter, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

18	Governing Law and Jurisdiction

18.1	Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

18.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed (including in relation to a dispute relating to any non-contractual obligations arising out of or in connection with this Trust Deed) and the Notes and accordingly any suit, action or proceedings arising out of or in connection with this Trust Deed or the Notes (whether contractual or non-contractual) (“Proceedings”) may be brought in the courts of England. The Issuer and each Guarantor irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

18.3	Service of Process

The Issuer and each Guarantor irrevocably appoints Hackwood Secretaries Limited, One Silk Street, London EC2Y 8HQ to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantors, as the case may be). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer and each Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

19	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

20	Contracts (Rights of Third Parties) Act 1999

Other than in respect of Clause 9.13, a person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

In witness whereof this Trust Deed has been executed and delivered as a deed on the date stated at the beginning.

Schedule 1

Form of Definitive Notes

On the front:

ISIN: XS0547082973	CUSIP:38060AAA2

COMMON CODE:054708297	`ISIN: US38060AAA25

[THE RULE 144A NOTES EVIDENCED HEREBY AND THE GUARANTEES IN RESPECT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A NOTE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS RULE 144A NOTE OR THE GUARANTEES IN RESPECT THEREOF.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE RULE 144A NOTES EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE OR THE LATER OF (A) • 2011 AND (B) THE DATE THAT IS TWELVE MONTHS AFTER THE LAST DATE ON WHICH GOLD FIELDS OROGEN HOLDING (BVI) LIMITED OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE RULE 144A NOTES OR, IN EACH CASE, A SHORTER PERIOD AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT.]1

[THE REGULATION S NOTES EVIDENCED HEREBY AND THE GUARANTEES IN RESPECT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF REGULATION S NOTES AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”) SUCH NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE

SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IN WHICH CASE ADDITIONAL TRANSFER RESTRICTIONS MAY APPLY), (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE REGULATION S NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.

THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE REGULATION S NOTES EVIDENCED HEREBY AFTER THE END OF DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE REGULATION S NOTES EVIDENCED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER, THE OFFER OR SALE OF REGULATION S NOTES EVIDENCED HEREBY WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OF THE UNITED STATES.]2

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

(incorporated as a limited company under the laws of the British Virgin Islands with registered number 184982)

U.S.$ 1,000,000,000 4.875 per cent. Guaranteed Notes due 2020 guaranteed by

GOLD FIELDS LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 1968/004880/06)

and

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 2002/031431/07)

and

GOLD FIELDS OPERATIONS LIMITED

(incorporated as a limited company in the Republic of South Africa with registered number 1959/003209/06)

and

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

(incorporated as a limited company in the British Virgin Islands with registered number 651406)

The Notes represented by this certificate form part of a series designated as specified in the title (the “Notes”) of Gold Fields Orogen Holding (BVI) Limited (the “Issuer”). The Notes are constituted by a trust deed dated 7 October 2010 (the “Trust Deed”) between the Issuer, Gold Fields Limited, GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Holdings Company (BVI) Limited (the “Guarantors”) and Citicorp Trustee Company Limited as Trustee (the “Trustee”). The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [—] of [—] is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of U.S.$[—] (— United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Note is issued such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions.

[The statements set forth in the legend above are an integral part of the Note or Notes in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.]3

This definitive registered Note is evidence of entitlement only. Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments in respect of this definitive registered Note.

This definitive registered Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Issued as of 7 October 2010

GOLD FIELD OROGEN HOLDING (BVI) LIMITED

By:

[3]	Delete if there is no Regulation S Legend or Rule 144A Legend.

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

(as Registrar)

By:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Notes will be inserted]

FORM OF TRANSFER

For value received the undersigned hereby sell(s), assign(s) and transfer(s) to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

(INCLUDING POSTCODE OR EQUIVALENT) OF TRANSFEREE)

U.S.$[            ] principal amount of the Notes represented by this certificate and all rights in respect thereof.

[NOTE: INSERT [A] FOR TRANSFERS OF NOTES BEARING THE RULE 144A LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF NOTES NOT BEARING THE RULE 144A LEGEND. INSERT [B] FOR TRANSFERS OF NOTES NOT BEARING THE RULE 144A LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF NOTES BEARING THE RULE 144A LEGEND PRIOR TO THE EXPIRY OF THE DISTRIBUTION COMPLIANCE PERIOD.]

[A] In connection with such request and in respect of such Notes, the undersigned hereby certifies that (i) such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (ii) either:

(A)	such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), and accordingly the undersigned hereby further certifies that:

1	the offer and sale of the Notes was not made to a person in the United States and such offer and sale was not targeted to an identifiable group of U.S. citizens abroad;

2	either

(a)	at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(b)	the transaction was executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

3	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

4	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5	if the undersigned is an officer or director of the Issuer or a distributor, who is an affiliate of the Issuer or distributor solely by holding such position, such sale is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S; or

(B)	the transfer has been effected pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

[B] In connection with such request and in respect of such Notes, the undersigned hereby certifies that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act (“Rule 144A”) and, accordingly, the undersigned hereby further certifies that the beneficial interest in such Notes is being transferred to a person that the undersigned reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person, and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with the transfer restrictions set forth in the Notes and any applicable securities laws of any state of the United States or any other jurisdiction.

Dated

Signed	Certifying Signature

Notes:

(i)	The signature to this transfer must correspond with the name(s) as it/they appear(s) on the face of this Note. In the case of joint holders, each of the joint holders named on the Register must sign this form of transfer.

(ii)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	This form of transfer must be accompanied by such documents, evidence or information as the Registrar may require.

(v)	Where the transferor is a corporation, this form of transfer shall be executed under its common seal or under the hand of two of its officers duly authorised in writing.

Schedule 2

Part I - Form of Regulation S Global Note

THE REGULATION S NOTES EVIDENCED HEREBY AND THE GUARANTEES IN RESPECT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF REGULATION S NOTES AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”) SUCH NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IN WHICH CASE ADDITIONAL TRANSFER RESTRICTIONS MAY APPLY), (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE REGULATION S NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.

THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE REGULATION S NOTES EVIDENCED HEREBY AFTER THE END OF THE DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE REGULATION S NOTES EVIDENCED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER THE OFFER OR SALE OF REGULATION S NOTES EVIDENCED HEREBY WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OF THE UNITED STATES.

Common Code:054708297	ISIN: XS0547082973

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

(incorporated as a limited company under the laws of the British Virgin Islands with registered number 184982)

U.S.$ 1,000,000,000 4.875 per cent. Guaranteed Notes due 2020 guaranteed by

GOLD FIELDS LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 1968/004880/06)

and

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 2002/031431/07)

and

GOLD FIELDS OPERATIONS LIMITED

(incorporated as a limited company in the Republic of South Africa with registered number 1959/003209/06)

and

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

(incorporated as a limited company in the British Virgin Islands with registered number 651406)

The Notes in respect of which this Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Gold Field Orogen Holding (BVI) Limited (the “Issuer”).

The Issuer hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

U.S.$255,662,000

(Two hundred fifty-five million six hundred sixty-two thousand United States dollars)

or such other amount as is shown on the register of Noteholders as being represented by this Regulation S Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Regulation S Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Regulation S Global Note is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below.

The Notes are constituted by a Trust Deed dated 7 October 2010 (the “Trust Deed”) between the Issuer, Gold Fields Limited, GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Holdings Company (BVI) Limited (the “Guarantors”) and Citicorp Trustee Company Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Regulation S Global Note. Terms defined in the Trust Deed have the same meaning when used herein.

This Regulation S Global Note is evidence of entitlement only.

Title to the Notes passes only on due registration of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Regulation S Global Note is issued.

Exchange

Owners of beneficial interests in the Notes in respect of which this Regulation S Global Note is issued will be entitled to have title to the Notes registered in their names and to receive individual definitive registered Notes if (1) either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Notes evidenced by this Regulation S Global Note may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default or (3) instructions have been given for the transfer of an interest in the Notes evidenced by this Regulation S Global Note to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Rule 144A Global Note where the Rule 144A Global Note has been exchanged for definitive registered Notes.

In such circumstances, the Issuer will cause sufficient individual definitive registered Notes to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Noteholders within 21 days following a request therefor by the holder of this Regulation S Global Note. A person with an interest in the Notes represented by this Regulation S Global Note must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Notes and (ii) a certificate to the effect that (other than in the case of (3) above) such person is not transferring its interest in this Regulation S Global Note or in the case of (3) above where such transfer is within the Distribution Compliance Period, a certificate as required by the Agency Agreement.

The Conditions are modified as follows in so far as they apply to the Notes represented by this Regulation S Global Note is issued.

The statements set out in the legend above are an integral part of the Note or Notes in respect of which this Regulation S Global Note is issued and by acceptance hereof each holder or beneficial owner of the Notes evidenced by this Regulation S Global Note or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each U.S.$200,000 principal amount, and integral multiples of U.S.$1,000 in excess thereof, of Notes represented by this Regulation S Global Note. The Trustee may allow to attend and speak (but not to vote) at any meeting of Noteholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Notes represented by this Regulation S Global Note on confirmation of entitlement and proof of his identity.

Redemption at the Option of the Issuer

The option of the Issuer provided for in Condition 6(b) shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in, and containing the information required by, that Condition.

Trustee’s Powers

In considering the interests of Noteholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Notes and (b) consider such interests on the basis that such accountholders were the holders of the Notes represented by this Regulation S Global Note.

Redemption at the Option of Noteholders

The option of the Noteholders provided for in Condition 6(e) may be exercised by the holder of this Regulation S Global Note giving notice to the Principal Paying and Transfer Agent within the time limits relating to the deposit of Notes with a Paying and Transfer Agent set out in that Condition substantially in the form of the redemption notice available from any Paying and Transfer Agent and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this Regulation S Global Note to the Principal Paying and Transfer Agent for notation accordingly in the Schedule hereto.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Notes represented by this Regulation S Global Note shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Notes set out in the certificate of the holder as if they were themselves the holders of Notes in such principal amounts.

Purchase and Cancellation

Cancellation of any Note following its purchase will be effected by reduction in the principal amount of the Notes in the Register.

Payments

Payments of principal in respect of Notes represented by this Regulation S Global Note will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Regulation S Global Note to or to the order of the Principal Paying and Transfer Agent or such other Agent as shall have been notified to the holder of this Regulation S Global Note for such purpose.

Transfers

Transfers of interests in the Notes represented by this Regulation S Global Note for interests in the Rule 144A Global Note shall be made in accordance with the Paying and Transfer Agency Agreement and in accordance with the operating procedures of the relevant clearing system and any such transfers at any time on or prior to the end of the Distribution Compliance Period may only be made upon presentation of a certificate as provided in the Agency Agreement.

Notices

So long as Notes are represented by this Regulation S Global Note and this Regulation S Global Note is held on behalf of Euroclear or Clearstream, Luxembourg, notices to the holders of such Notes may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions.

This Regulation S Global Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Regulation S Global Note to be signed on its behalf.

Dated 7 October 2010

GOLD FIELD OROGEN HOLDING (BVI) LIMITED

By:

Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

Citigroup Global Markets Deutschland AG

(as Registrar)

By:

Authorised Signatory

Dated 7 October 2010

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF

THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL NOTE IS ISSUED

The following increases or reductions in the principal amount of the Notes represented by this Regulation S Global Note have been made as a result of (i) redemption or purchase and cancellation of Notes or (ii) transfer of Notes (including transfers of interests between the Global Notes):

Date of transfer/Redemption/ Purchase and cancellation /Issue (stating which)	Amount of increase or decrease in principal amount of Notes represented by this Regulation S Global Note	Principal amount of Notes represented by this Regulation S Global Note following such increase or decrease	Notation made by or on behalf of the Principal Paying and Transfer Agent

Schedule 2

Part II - Form of Original Rule 144A Global Note

ISIN: US38060AAA25	CUSIP: 38060AAA2

THE RULE 144A NOTES AND THE GUARANTEES IN RESPECT THEREOF EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A NOTE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS RULE 144A NOTE OR THE GUARANTEES IN RESPECT THEREOF.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE RULE 144A NOTES EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE OR THE LATER OF (A) • 2011 AND (B) THE DATE THAT IS TWELVE MONTHS AFTER THE LAST DATE ON WHICH GOLD FIELDS OROGEN HOLDING (BVI) LIMITED OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE RULE 144A NOTES, OR, IN EACH CASE, A SHORTER PERIOD AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT.

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

(incorporated as a limited company under the laws of the British Virgin Islands with registered number 184982)

U.S.$ 1,000,000,000 4.875 per cent. Guaranteed Notes due 2020 guaranteed by

GOLD FIELDS LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 1968/004880/06)

and

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

(incorporated as a public company in the Republic of South Africa with registered number 2002/031431/07)

and

GOLD FIELDS OPERATIONS LIMITED

(incorporated as a limited company in the Republic of South Africa with registered number 1959/003209/06)

and

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

(incorporated as a limited company in the British Virgin Islands with registered number 651406)

The Notes in respect of which this Rule 144A Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Gold Field Orogen Holding (BVI) Limited (the “Issuer”).

The Issuer hereby certifies that Cede & Co. is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

U.S.$744,338,000

(Seven hundred forty-four million three hundred thirty-eight thousand United States dollars)

or such other amount as is shown on the register of Noteholders as being represented by this Rule 144A Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Rule 144A Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Rule 144A Global Note is issued such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below.

The Notes are constituted by a Trust Deed dated 7 October 2010 (the “Trust Deed”) between the Issuer, the Guarantors and Citicorp Trustee Company Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Rule 144A Global Note. Terms defined in the Trust Deed have the same meanings when used herein.

This Rule 144A Global Note is evidence of entitlement only. Title to the Notes passes only on due registration in the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Rule 144A Global Note is issued.

Exchange

Owners of beneficial interests in the Notes in respect of which this Rule 144A Global Note is issued will be entitled to have title to the Notes registered in their names and to receive individual definitive registered Notes if (1) The Depository Trust Company (“DTC”) (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Notes evidenced by this Rule 144A Global Note may be held) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes, or ceases to be a

“Clearing Agency” registered under the U.S. Securities Exchange Act of 1934, as amended, or is at any time no longer eligible to act as such and the Issuer is unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC (or, as the case may be, such other clearing system) or (2) there shall have occurred and be continuing an Event of Default or (3) instructions have been given for the transfer of an interest in the Notes evidenced by this Rule 144A Global Note to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Regulation S Global Note where the Regulation S Global Note has been exchanged for definitive registered Notes.

In such circumstances, the Issuer will cause sufficient individual definitive registered Notes to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Noteholders within 21 days following a request therefor by the holder of this Rule 144A Global Note. A person with an interest in the Notes represented by this Rule 144A Global Note must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Notes and (ii) a certificate to the effect that (other than in the case of (3) above) such person is not transferring its interest in this Rule 144A Global Note or in the case of (3) above, a certificate as required by the Agency Agreement.

The Conditions are modified as follows in so far as they apply to the Notes represented by this Rule 144A Global Note is issued.

The statements set out in the legend above are an integral part of the Note or Notes in respect of which this Rule 144A Global Note is issued and by acceptance hereof each holder or beneficial owner of the Notes evidenced by this Rule 144A Global Note or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each U.S.$200,000 principal amount, and integral multiples of U.S.$1,000 in excess thereof, of Notes represented by this Rule 144A Global Note. The Trustee may allow to attend and speak (but not to vote) at any meeting of Noteholders any accountholder (or the representative of any such person) of a clearing system entitled to Notes represented by this Rule 144A Global Note on confirmation of entitlement and proof of his identity.

Redemption at the Option of the Issuer

The option of the Issuer provided for in Condition 6(b) shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in, and containing the information required by, that Condition.

Trustee’s Powers

In considering the interests of Noteholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Notes and (b) consider such interests on the basis that such accountholders were the holders of the Notes represented by this Rule 144A Global Note.

Redemption at the Option of Noteholders

The option of the Noteholders provided for in Condition 6(e) may be exercised by the holder of this Rule 144A Global Note giving notice to the Principal Paying and Transfer Agent within the time limits relating to the deposit of Notes with a Paying, Transfer and Conversion Agent set out in that Condition substantially in the form of the redemption notice available from any Paying, Transfer and Conversion Agent and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this Rule 144A Global Note to the Principal Paying and Transfer Agent for notation accordingly in the Schedule hereto.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Notes represented by this Rule 144A Global Note shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Notes set out in the certificate of the holder as if they were themselves the holders of Notes in such principal amounts.

Purchase and Cancellation

Cancellation of any Note following its purchase will be effected by reduction in the principal amount of the Notes in the Register.

Payments

Payments of principal in respect of Notes represented by this Rule 144A Global Note will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Rule 144A Global Note to or to the order of the Principal Paying and Transfer Agent or such other Agent as shall have been notified to the holder of this Rule 144A Global Note for such purpose.

Transfers

Transfers of interests in the Notes represented by this Rule 144A Global Note for interests in the Regulation S Global Note shall be made in accordance with the Paying, Transfer and Conversion Agency Agreement and in accordance with the operating procedures of the relevant clearing system and any such transfers may only be made upon presentation of a certificate as provided in the Agency Agreement.

Notices

So long as Notes are represented by this Rule 144A Global Note and this Rule 144A Global Note is held on behalf of DTC, notices to the holders of such Notes may be given by delivery of the relevant notice to DTC for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

This Rule 144A Global Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Rule 144A Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Rule 144 Global Note to be signed on its behalf.

Dated 7 October 2010

GOLD FIELD OROGEN HOLDING (BVI) LIMITED

By:

Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

Citigroup Global Markets Deutschland AG

(as Registrar)

By:

Authorised Signatory

Dated: 7 October 2010

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF

THE NOTES REPRESENTED BY THIS RULE 144A GLOBAL NOTE IS ISSUED

The following increases or reductions in the principal amount of the Notes represented by this Rule 144A Global Note have been made as a result of (i) redemption or purchase and cancellation of Notes or (ii) transfer of Notes (including transfers of interests between the Global Notes):

Date of Transfer/ Redemption/Purchase and cancellation/Issue (stating which)	Amount of increase or decrease in principal amount of Notes represented by this Rule 144A Global Note	Principal amount of Notes represented by this Rule 144A Global Note following such increase or decrease	Notation made by or on behalf of the Principal Paying and Transfer Agent

Schedule 3

Provisions for meetings of Noteholders

1

1.1	A holder of a Note in registered form may by an instrument in writing in the form available from any Agent in English (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying and Transfer Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

1.2	A holder of a Note in registered form which is a corporation may, by delivering to any Paying and Transfer Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

1.3	A proxy or representative or sub-proxy appointed under paragraph 1.4 so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.

1.4	If the holder of a Note is DTC or a nominee of DTC, such nominee or DTC may appoint proxies in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Noteholders. Any proxy so appointed may by an instrument in writing in the form in the English language available from the specified office of the Principal Paying and Transfer Agent, or in such other form as approved by the Trustee, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Principal Paying and Transfer Agent not later than 24 hours before the time fixed for any meeting or communicated to the Principal Paying and Transfer Agent by electronic means in accordance with its usual procedures appoint any person (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders provided that any such appointment certifies that no other person has been appointed as a sub-proxy in respect of the relevant Notes and that no voting instruction has been given in relation to those Notes. All references to “proxy” or “proxies” in this Schedule other than in this paragraph shall be read so as to include references to “sub-proxy” or “sub-proxies”.

1.5	For so long as the Notes are eligible for settlement through DTC’s book-entry settlement system, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting. The person in whose name a Note is registered on the record date shall be the holder for the purposes of the relevant meeting.

2	The Issuer, each Guarantor and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

4	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5	At any such meeting any two or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 the quorum shall be two or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

6	If within 45 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer, the Guarantors and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting two or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding.

7	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

9	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

10	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, any Guarantors, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Issuer, the Guarantors and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or a representative.

14

At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$100,000 (or, in the case of meetings of holders of Notes denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative.

Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15	The proxy need not be a Noteholder.

16	A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Issuer, any Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or any Guarantor or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

16.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Notes for, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any Guarantor or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

16.3	to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Notes which shall be proposed by the Issuer, any Guarantor or the Trustee;

16.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

16.5	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

16.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

16.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

16.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16.2 or 16.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Notes which would have the effect of:

16.8.1	modifying the maturity of the Notes or the dates on which interest is payable in respect of the Notes;

16.8.2	reducing or cancelling the principal amount, or interest on, the Notes;

16.8.3	changing the currency of any payment in respect of the Notes;

16.8.4	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution;

16.8.5	amending the terms of the Guarantees; or

16.8.6	amending this proviso.

17	An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

19	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer, the Guarantors or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 2 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact entitled to do so.

21	If and whenever the Issuer shall have issued and have outstanding any Notes which are not identical and do not form one single series then those Notes which are in all respects identical shall be deemed to constitute a separate series of the Notes and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

21.1	a resolution which in the opinion of the Trustee affects one series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that series;

21.2	a resolution in writing signed by or on behalf of the holders of not less than three-quarters in principal amount of the Notes then outstanding who for the time being are entitled to receive notice of a meeting shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with the provisions of this Trust Deed. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.3	a resolution which in the opinion of the Trustee affects more than one series of the Notes but does not give rise to a conflict of interest between the holders of Notes of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the series so affected;

21.4	a resolution which in the opinion of the Trustee affects more than one series of the Notes and gives or may give rise to a conflict of interest between the holders of the Notes of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Notes of each series so affected; and

21.5	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and holders were references to the Notes of the series or group of series in question and to the holders of such Notes respectively.

21.6	If the Issuer shall have issued and have outstanding (a) Notes which are not denominated in United States dollars or (b) more than one series of Notes denominated in United States dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes not denominated in United States dollars shall (i) for the purposes of paragraph 3 above be the equivalent in United States dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into United States dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 5, 6, 10 and 14 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in United States dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Notes denominated in United States dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one United States dollar of Notes (converted as above) which he holds.

22	Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Company or any of its subsidiaries.

23	References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying and Transfer Agent.

Schedule 4

Terms and Conditions of the Notes

The following, save for the paragraphs in italics, are the terms and conditions of the Notes which will be endorsed on the Notes in definitive form (if issued).

The issue of the U.S.$1,000,000,000 4.875 per cent. Guaranteed Notes due 2020 (the “Notes”, which expression shall, except where otherwise indicated, include any Further Notes) was (save in respect of any Further Notes) authorised by a resolution of the Board of Directors of Gold Fields Orogen Holding (BVI) Limited (the “Issuer”) passed on 12 September 2010. The giving of the guarantee by each of Gold Fields Limited (the “Company” or a “Guarantor”), GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited and Gold Fields Holdings Company (BVI) Limited (each a “Guarantor” and, together with the Company, the “Guarantors”) in respect of the Notes was authorised by a written resolution of the Board of Directors of Gold Fields Limited circulated on 8 September 2010, and written resolutions of the Board of Directors of GFI Mining South Africa (Proprietary) Limited circulated on 10 September 2010, the Board of Directors of Gold Fields Operations Limited circulated on 10 September 2010 and the Board of Directors of Gold Fields Holdings Company (BVI) Limited circulated on 10 September 2010 respectively.

The Notes are constituted by a trust deed (the “Trust Deed”) dated on or about the Closing Date between the Issuer, the Guarantors and Citicorp Trustee Company Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Notes. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Notes. The Noteholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those applicable to them of the Paying and Transfer Agency Agreement dated on or about the Closing Date (the “Agency Agreement”) relating to the Notes between the Issuer, the Guarantors, the Trustee, Citibank, N.A., London Branch (the “Principal Paying and Transfer Agent”, which expression shall include any successor as Principal Paying and Transfer Agent under the Agency Agreement), the Paying and Transfer Agents for the time being (such persons, together with the Principal Paying and Transfer Agent, being referred to below as the “Paying and Transfer Agents”, which expression shall include their successors as Paying and Transfer Agents under the Agency Agreement) and Citigroup Global Markets Deutschland AG in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of issue hereof at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, the United Kingdom), and at the specified offices of the Paying and Transfer Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination, Title, Status and Guarantees

(a)	Form and Denomination

The Notes are in registered form, serially numbered, in principal amounts of U.S.$200,000 and integral multiples of US$1,000 in excess thereof (“authorised denominations”).

(b)	Title

Title to the Notes will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)	Status of the Notes

The Notes constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu without any preference among themselves, and (subject as aforesaid and save for certain obligations required to be preferred by law) with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

(d)	The Guarantees

The payment of all amounts payable in respect of the Notes and all other moneys payable under or pursuant to the Trust Deed and the due and punctual performance by the Issuer of all its other obligations under the Trust Deed and the Notes have been unconditionally and irrevocably guaranteed on a joint and several basis by the Guarantors in the Trust Deed (the “Guarantees”). The obligations of each Guarantor under its Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 2) unsecured obligations of such Guarantor and (subject as aforesaid and save for certain obligations required to be preferred by law) rank equally with all other present and future unsecured and unsubordinated obligations of such Guarantor from time to time outstanding.

2	Negative Pledge

From and including the date of the Trust Deed and for so long as any of the Notes remain outstanding, neither the Issuer nor any Guarantor will, and the Company will not permit any Material Subsidiary to, create or permit to subsist any Encumbrance, other than Permitted Encumbrances over any of its assets, present or future, to secure any present or future Capital Markets Indebtedness, or guarantee or indemnity in respect of Capital Market Indebtedness, of the Issuer, any Guarantor, or any Material Subsidiary unless, at the same time, or prior thereto, the Issuer’s or as the case may be the, Guarantor’s obligations under the Notes and the Trust Deed, either:

(a)	are secured equally and rateably therewith and any such instrument shall expressly provide therefor; or

(b)	have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by an Extraordinary Resolution of the Noteholders,

The Issuer and/or the Guarantors shall be entitled but not obliged, to form, or procure the formation of, a trust or trusts or appoint, or procure the appointment of, an agent or agents to hold any such rights of security for the benefit or on behalf of such Noteholders.

3	Definitions

In these Conditions (unless the context otherwise requires):

“Additional Amounts” has the meaning provided in Condition 8.

“Below Investment Grade Ratings Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period commencing on, and ending 60 days after (which 60-day period will be extended following the occurrence of a Change of Control so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency, such consideration having been publicly announced within the period ended 60 days following the Change of Control), the earlier of (1) the occurrence of a Change of Control; or (2) the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control, provided that, in the case of a public notice of the intention of the Company to effect a Change of Control, a Change of Control actually occurs within 180 days of such notice. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if (i) the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Company in writing at its request that the reduction was the result, in whole, or in part, of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event) or (ii) the rating of the Notes by the Rating Agencies making the reduction in rating to which this definition would otherwise apply is within the relevant period subsequently upgraded to an Investment Grade rating.

“Noteholder” and “holder” means the person in whose name a Note is registered in the Register (as defined in Condition 4(a)).

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in New York City.

“Capital Markets Indebtedness” means any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over the counter or other securities market, having an original maturity of at least 365 days from its date of issue.

“Change of Control” means the occurrence of one or more of the following:

(A)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of consolidation, amalgamation or merger), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Company or one of its Subsidiaries; or

(B)

the consummation of any transaction (including, without limitation, any consolidation, amalgamation, or merger or other combination (including by way of a scheme of arrangement)) the result of which is that any “person” (as that term is used in Section

13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 per cent. of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(C)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control for the purposes of this definition if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50 per cent. of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Change of Control Repurchase Event Period” means the period commencing on the occurrence of the Change of Control Repurchase Event and ending 60 days following the Change of Control Repurchase Event or, if later, 60 days following the date on which a Change of Control Repurchase Event Notice as required by Condition 6(e) is given.

“Closing Date” means 7 October 2010.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Bank that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated EBITDA” means, for any Measurement Period, (having reversed any entries made to reflect fair value gains or losses on financial derivative instruments which are undertaken in the normal course of business) Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets and before any extraordinary items;

“Consolidated Profits Before Interest and Tax” means, in respect of any Measurement Period, the consolidated net income of the Group (less the net income of any Project Finance Subsidiary but including any dividends received in cash by any member of the Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary) before:

(A)	any provision on account of normal taxation or royalty taxation; and

(B)	any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness;

“Encumbrances” means:

(A)	the sale, transfer or otherwise disposal by the Issuer, any Guarantor or any Material Subsidiary of any of its assets on terms whereby they are or may be leased to or re-acquired by it or by the Issuer, any Guarantor or any Material Subsidiary; or

(B)	the sale, transfer or otherwise disposal by the Issuer, any Guarantor or any Material Subsidiary of any of its receivables on recourse terms; or

(C)	any mortgage, pledge, lien, assignment or cession in securitatem debiti conferring security, hypothecation, security interest, preferential right or trust arrangement creating real rights of security or other encumbrance securing any obligation of any person but excluding statutory preferences and any security interest arising by operation of law; or

(D)	the execution of any other preferential arrangement (whether conditional or not and whether relating to existing or to future assets and including any title, transfer and retention agreement) by the Issuer, any Guarantor or any Material Subsidiary, having the effect of creating a security interest creating real rights of security to a creditor or any agreement or arrangement to give any form of security creating real rights of security to a creditor but excluding statutory preferences and any security interest arising by operation of law.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means 7 October 2020.

“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

“Further Notes” means any further Notes issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Notes.

“Group” means the Company and its Subsidiaries and “member of the Group” shall be construed accordingly.

“Indebtedness” means any indebtedness in respect of monies borrowed (including, but not limited to indebtedness in the form of bonds, notes, debentures) and (without double counting) guarantees and/or indemnities given, whether present or future, actual or contingent, excluding any intra-group indebtedness due to any Subsidiary of the Company.

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the Issuer to act as an independent investment bank.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Make-Whole Amount” means the greater of (i) 100 per cent. of the principal amount of the Notes to be redeemed and (ii) as determined by the Independent Investment Bank, the sum of the present values of the applicable Remaining Scheduled Payments discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed) at the Treasury Rate plus 40 basis points.

“Material Subsidiary” means at any time, a member of the Group which had EBITDA (calculated in the manner provided in the definition of “Consolidated EBITDA”) or gross assets in its most recently ended financial year (on a consolidated basis taking into account it and its subsidiaries only) of more than ten per cent. of EBITDA (calculated in the manner provided in the definition of “Consolidated EBITDA”) or gross assets of the Group (calculated by reference to the most recent set of audited consolidated financial statements of the Group), all as determined by reference to the latest audited financial statements of such member of the Group (consolidated in the case of a member of the Group which itself has subsidiaries), provided that:

(i)	if, in the case of any member of the Group which itself has subsidiaries, no consolidated financial statements are prepared and audited, its EBITDA (calculated in the manner provided in the definition of “Consolidated EBITDA”) and gross assets shall be determined on the basis of pro forma consolidated financial statements of the relevant member of the Group and its subsidiaries, prepared for this purpose by the Company;

(ii)	if any intra-Group transfer or reorganisation takes place, the audited financial statements of the relevant member of the Group and all relevant members of the Group shall be adjusted by the Company in order to take into account such intra-Group transfer or reorganisation; and

(iii)	the audited financial statements of the Group and any relevant member of the Group shall be adjusted by the Company to take account of the acquisition or disposal of any member of the Group or any business of any member of the Group, after the date at which the audited financial statements of the Group are made up, and provided further that a certificate of two authorised signatories of the Company that, in their opinion, a member of the Group is or is not, or was or was not, at any particular time or during any particular period, a Material Subsidiary may be relied upon by the Trustee and, if so relied upon, shall, in the absence of manifest or proven error, be conclusive and binding on all concerned.

“Measurement Period” means each period of 12 (twelve) months ending on the last day of the Company’s financial year and each period of 12 (twelve) months ending on the last day of the first half of the Company’s financial year.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Optional Redemption Date” has the meaning provided in Condition 6(b).

“Optional Redemption Notice” has the meaning provided in Condition 6(b).

“Permitted Encumbrances” means:

(A)	any Encumbrance existing as at the date of the Trust Deed;

(B)	any Encumbrance granted in respect of Project Finance Borrowings over assets of, or the shares in, a Project Finance Subsidiary, including any Encumbrance granted in respect of the Project Finance Borrowings in connection with the Cerro Corona Project in Peru;

(C)	any other Encumbrance created with the prior approval of an Extraordinary Resolution of the Noteholders.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

“Project Finance Borrowings” means any indebtedness to finance (or refinance) a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of assets which is incurred by a Project Finance Subsidiary in connection with such project and in respect of which the recourse of the person(s) making any such finance (or refinance) available to that Project Finance Subsidiary for the payment, repayment and prepayment of such indebtedness is limited to (i) the Project Finance Subsidiary and its assets and/or the shares in that Project Finance Subsidiary and/or (ii) during the period prior to successful completion of the relevant completion tests applicable to such project guarantees from anyone or more members of the Group.

“Project Finance Subsidiary” means a single purpose company whose sole business is a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of an asset which has incurred Project Finance Borrowings.

“Rand” and “ZAR” means the lawful currency of the Republic of South Africa.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Issuer or the Company may appoint a replacement for such a Rating Agency that is acceptable to the Trustee.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Trust Deed.

“Reference Treasury Dealer” means each of not fewer than four nationally recognised investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any such firm shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognised investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment

Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Relevant Date” means, in respect of any Note, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Noteholders in accordance with Condition 17 that, upon further presentation of the Note, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made upon such presentation.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if that Redemption Date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the United States Securities Act of 1933, as amended.

“South African Companies Act” means the South African Companies Act, 1973, or any modification, amendment, re-enactment or replacement thereof.

“Subsidiary” means, in respect of any entity, any company which is for the time being a subsidiary as defined in Section 1 of the South African Companies Act.

“Tax Redemption Date” has the meaning provided in Condition 6(c).

“Tax Redemption Notice” has the meaning provided in Condition 6(c).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as at the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“U.S. dollar” and “U.S.$” means the lawful currency of the United States of America.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Reference to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any modification or re-enactment.

4	Registration and Transfer of Notes

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers and redemptions of Notes.

(b)	Transfer

Notes may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an authorised denomination by lodging the relevant Note (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying and Transfer Agent.

No transfer of a Note will be valid unless and until entered on the Register. A Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven Business Days of any duly made application for the transfer of a Note, deliver a new Note to the transferee (and, in the case of a transfer of part only of a Note, deliver a Note for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Note (or part thereof) (i) during the period of 15 days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Notes pursuant to Condition 6(b) or 6(c); (ii) in respect of which a Noteholder has exercised its right to require redemption pursuant to Condition 6(e); and (iii) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 7(c)) in respect of any payment of interest on the Notes.

5	Interest

(a)	Interest Rate

The Notes bear interest from and including the Closing Date at the rate of 4.875 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in equal instalments in arrear on the 7th of April and the 7th of October in each year (each an “Interest Payment Date”), commencing on 7 April 2011. The amount of interest payable in respect of a Note for any period which is not an Interest Period shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed. “Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) 7 April 2011 (being the first Interest Payment Date) and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Note will cease to bear interest from (and including) the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event such Notes will continue to bear interest as provided in the Trust Deed.

6	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled or redeemed, the Notes will be redeemed at their principal amount on the Final Maturity Date. The Notes may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 6(b) or Condition 6(c).

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Noteholders in accordance with Condition 17, the Issuer may redeem the Notes in whole but not in part on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at the Make-Whole Amount together with accrued interest up to but excluding the Optional Redemption Date.

(c)	Redemption for Taxation Reasons

The Notes may be redeemed in whole but not in part for a redemption price equal to 100 per cent. of the principal amount of the Notes plus accrued and unpaid interest (including any Additional Amounts) to, but excluding, the date fixed for redemption (the “Tax Redemption Date”), at the option of the Issuer, upon giving not less than 30 days’ nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Trustee and to Noteholders in accordance with Condition 17, if the Issuer determines that as a result of (i) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a Relevant Jurisdiction, as defined below, or (ii) any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Pricing Date (or, in the case that a successor entity has assumed the obligations of the Issuer or any Guarantor, after the date of such assumption), the Issuer or any Guarantor, as the case may be, is or will become obligated to pay Additional Amounts with respect to the Notes pursuant to Condition 8; provided such obligation cannot be avoided by the Issuer or Guarantor, as the case may be, taking reasonable measures available to it (including, in the case of a Guarantor, if a Guarantor could provide funds to the Issuer and the Issuer could make payment without Additional Amounts, or if payment could be made by another Guarantor without payment of Additional Amounts).

No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or a Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to giving the notice of the redemption of the Notes pursuant to the foregoing, the Issuer will deliver or procure that there is delivered to the Trustee (a) a certificate signed by two duly authorised officers of the Issuer stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (b) an opinion of independent legal counsel of recognised standing with respect to such matters to that effect based on the statement of facts. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the circumstances referred to in (i) and (ii) above, in which event they shall be conclusive and binding on the holders of the Notes.

The term “Relevant Jurisdiction” as used herein means the British Virgin Islands or South Africa or any political subdivision or taxing authority thereof or therein, as the case may be, or any other jurisdiction in which the Issuer or any Guarantor is resident for tax purposes or any political subdivision or taxing authority thereof or therein.

(d)	Optional Redemption and Tax Redemption Notices

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable.

(e)	Redemption at the Option of Noteholders

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Notes as described in Condition 6(b) or Condition 6(c) above, the holder of each Note will have the right to require the Issuer to redeem that Note on the Change of Control Repurchase Event Put Date at 101 per cent. of its principal amount, together with accrued and unpaid interest (if any) (including Additional Amounts) to, but excluding, such date. To exercise such right, the holder of the relevant Note must deliver such Note to the specified office of any Paying and Transfer Agent, together with a duly completed and signed notice of exercise in the form for the time being currently obtainable from the specified office of any Paying and Transfer Agent (a “Change of Control Put Exercise Notice”), at any time during the Change of Control Repurchase Event Period. The “Change of Control Repurchase Event Put Date” shall be the fourteenth calendar day after the expiry of the Change of Control Repurchase Event Period.

Following the occurrence of a Change of Control Repurchase Event, the Issuer shall give notice or procure that notice is given to the Trustee and the Noteholders in accordance with Condition 17 (a “Change of Control Repurchase Event Notice”) within 14 days of the first day on which it becomes so aware. Such notice shall contain a statement informing Noteholders of their entitlement to exercise their rights to require redemption of their Notes pursuant to this Condition 6(e). Such notice shall also specify:

(i)	the last day of the Change of Control Repurchase Event Period; and

(ii)	the Change of Control Repurchase Event Put Date;

The Change of Control Repurchase Event Notice, if given prior to the date of occurrence of the Change of Control, will state that the offer is conditioned on the occurrence of the Change of Control on or prior to the Change of Control Repurchase Event Put Date.

Payment in respect of any such Note shall be made by transfer to a U.S. dollar account maintained with a bank in New York City as specified by the relevant Noteholder in the Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Notes the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Repurchase Event Put Date.

The Issuer will not be required to give a Change of Control Repurchase Event Notice if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for such a Change of Control Repurchase Event Notice made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the Change of Control Repurchase Event provisions in this Condition 6(e), the Issuer and the Company may comply with such applicable securities or corporate laws and regulations and will not be deemed to have breached their obligations under the Change of Control Repurchase Event provisions in this Condition 6(e) by virtue of such conflict.

(f)	Purchase

Subject to any applicable stock exchange requirements, the Issuer or any Guarantor or any Subsidiary of the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company may at any time purchase Notes in the open market or otherwise at any price. Notes so purchased may be held or resold (provided that such resale is outside the United States in reliance upon Regulation S under the Securities Act) or surrendered for cancellation.

(g)	Cancellation

All Notes which are redeemed and all Notes purchased and surrendered for cancellation by the Issuer, a Guarantor or any Subsidiary of a Guarantor will be cancelled and may not be reissued or resold.

All Notes purchased by any affiliate (as defined in Rule 144 under the Securities Act) of the Company may not be offered, resold, pledged or otherwise transferred if, upon such offer, resale, pledge or transfer, such Notes would be “restricted securities” as defined in Rule 144 of the Securities Act.

(h)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 6, the first of such notices to be given shall prevail.

7	Payments

(a)	Principal

Payment of the principal in respect of the Notes and accrued interest payable on a redemption of the Notes other than on an Interest Payment Date will be made to the person or persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Notes at the specified office of the Registrar or of any of the Paying and Transfer Agents.

(b)	Interest and other Amounts

(i)	Payments of interest due on an Interest Payment Date will be made on such Interest Payment Date to the persons shown in the Register at close of business on the Record Date (whether or not redeemed at any time thereafter).

(ii)	Payments of all amounts other than as provided in Condition 7(a) and (b)(i) will be made as provided in these Conditions.

(c)	Record Date

“Record Date” means the seventh Business Day before the due date for the relevant payment.

(d)	Payments

Each payment in respect of the Notes pursuant to Condition 7(a) and (b)(i) will be made by transfer to a U.S. dollar account maintained with a bank in New York City.

(e)	Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(f)	Delay in payment

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day or (ii) if the Noteholder is late in surrendering the relevant Note.

(g)	Business Days

In this Condition, “business day” means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London and New York City and, in the case of presentation or surrender of a Note, in the place of the specified office of the Registrar or relevant Paying and Transfer Agent, to whom the relevant Note is presented or surrendered.

(h)	Agents, etc.

The initial Paying and Transfer Agents and the Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying and Transfer Agent or the Registrar and appoint additional or other Paying and Transfer Agents or another Registrar, provided that it will maintain (i) a Principal Paying and Transfer Agent, and a Paying and Transfer Agent in New York City, (ii) a Paying and Transfer Agent having its specified office in London, (iii) a Paying and Transfer Agent with a specified office in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN council meeting of 26-27 November 2000 and (iv) a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying and Transfer Agents or the Registrar or their specified offices will promptly be given by or on behalf of the Issuer to the Noteholders in accordance with Condition 17 and to the Trustee.

(i)	Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest such unit.

8	Taxation

All payments made in respect of the Notes or the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction or any jurisdiction through which payment is made (together with Relevant Jurisdictions, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the relevant Guarantor, in each case including any successor entity of the Issuer or of any Guarantor, shall pay such additional amounts (“Additional Amounts”) so as to result in the receipt by the Noteholders of such amounts as would have been received by them if no such withholding or deduction had been required.

However, the obligation to pay Additional Amounts shall not apply to:

(a)	any present or future tax, assessment or other governmental charge that would not have been so imposed but for:

(i)	the existence of any present or former connection between the Noteholder or beneficial owner of such Note and the Relevant Taxing Jurisdiction other than merely holding such Note, or receiving of amounts in respect of the Note or Guarantees, or enforcing the Note or Guarantees; or

(ii)	the presentation by the Noteholder of any Note, where presentation is required, for payment on a date more than 30 days after the later of the date on which payment became due and payable or the date on which payment thereof is duly provided for, except to the extent that the Noteholder would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period; or

(iii)	the failure of the Noteholder or beneficial owner to comply with a timely request of the Issuer or a Guarantor, as the case may be, to provide information to the Issuer or such Guarantor, as the case may be, concerning the nationality, residence or identity of the holder or beneficial owner of that Note, if and to the extent that due and timely compliance with such request would have reduced or eliminated any withholding or deduction as to which Additional Amounts would otherwise have been payable to such holder or beneficial owner; or

(iv)	the presentation of any Note for payment, where presentation is required, where the payment can be made without such withholding or deduction by the presentation of the Note for payment to at least one other paying agent;

(b)	any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

(c)	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Note or Guarantee;

(d)	any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directives;

(e)	any combination of the items listed above; or

(f)	any payment to a Noteholder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of a payment to the extent that such payment would be required by the laws of the Relevant Taxing Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, or Make-Whole Amount in respect of, any Note or under any Guarantees, such mention shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

9	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer that the Notes are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)	Non-payment

(i)	The Issuer or any Guarantor fails to pay any interest or Additional Amounts in respect of the Notes when due and such failure continues for a period of 30 days; or

(ii)	the Issuer or any Guarantor fails to pay any principal or premium in respect of the Notes when due (and, if not all of the Notes are then due, such failure continues for three Business Days); or

(b)	Breach of Other Obligations

The Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the Notes or the Trust Deed (other than any obligation for the payment of any interest or any other amount in respect of the Notes or any breach of Condition 2) which default or breach is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days (or such longer period as the Trustee may permit) after written notice of such default or breach shall have been given to the Issuer or the Company by the Trustee requiring the same to be remedied; or

(c)	Negative Pledge

The Issuer or any Guarantor or any Material Subsidiary fails to remedy a breach of Condition 2 by any of them and such failure continues for a period of 7 (seven) Business Days after receipt by the Issuer of written notice from the Trustee requiring the same to be remedied; or

(d)	Cross-Default

(i)	Any Indebtedness of the Issuer or any Guarantor or any Material Subsidiary is not paid when due and payable, or where there is an applicable grace period, on the expiry of such grace period; or

(ii)	Any Indebtedness of the Issuer or any Guarantor or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or

(iii)	Any commitment for any Indebtedness of the Issuer or any Guarantor or any Material Subsidiary is cancelled or suspended by a creditor of any such company as a result of an event of default (however described); or

(iv)	Enforcement of any Encumbrance over any assets of the Issuer or any Guarantor or any Material Subsidiary,

provided that in each case no event shall constitute an Event of Default unless the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (i) to (iv) above, exceeds U.S.$20,000,000 (twenty million United States dollars) (or its equivalent in any other currency or currencies as reasonably determined by the Trustee); or

(e)	Insolvency

(i)	The Issuer or any Guarantor or any Material Subsidiary is unable to or admits inability to pay its debts as they fall due (by reason of financial difficulties),

suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with any one or more classes of its creditors with a view to the general readjustment or rescheduling of its indebtedness which, in the case of a Material Subsidiary, could reasonably be expected to have a material adverse effect on the ability of the Company and its subsidiaries taken as a whole to meet the payment obligations under the Notes; or

(ii)	The fair value of the assets of the Issuer or any Guarantor or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) which in the case of the Issuer or any Guarantor or any Material Subsidiary could reasonably be expected to have a material adverse effect on the ability of the Company and its subsidiaries taken as a whole, to meet the payment obligations under the Notes; or

(iii)	A moratorium is declared in respect of any indebtedness of the Issuer or any Guarantor or any Material Subsidiary; or

(iv)	An order is made or an effective resolution passed for the winding-up, liquidation or dissolution of the Issuer or any Guarantor or any Material Subsidiary, and such order or resolution is not stayed or discharged within 90 days, except for any such order or resolution made or requested for the purposes of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or a Guarantor or a Subsidiary of the Company; or

(f)	Insolvency Proceedings

Any corporate action, legal proceedings or other similar procedure or step is taken in relation to:

(i)	the suspension of payments, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Issuer, any Guarantor, or any Material Subsidiary; or

(ii)	a composition, compromise, assignment or arrangement with any creditor or class of creditors of any the Issuer, any Guarantor, or any Material Subsidiary; or

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager or other similar officer in respect of the Issuer, any Guarantor, or any Material Subsidiary or any of their assets; or

(g)	Governmental Intervention

By or under the authority of any government:

(i)	the management of the Issuer or any Guarantor or any Material Subsidiary is wholly or partially displaced or the authority of such company in the conduct of its business is wholly or partially taken over; or

(ii)	all or a majority of the issued shares of the Issuer or any Guarantor or any Material Subsidiary or material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

(h)	Unlawfulness

It is or becomes unlawful for the Issuer or any Guarantor to perform any of its obligations under the Notes or the Trust Deed or such obligations cease to be legal, valid, binding or enforceable obligations; or

(i)	Other

The Company ceases to own, directly or indirectly, more than 50 per cent. of the Voting Stock of the Issuer;

provided that, in the case of paragraphs (b) to (d) inclusive, (g) and (h), in the case of the Issuer or the Company, and (b) to (h) inclusive, in the case of any Guarantor (other than the Company) or any Material Subsidiary, the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the Noteholders.

10	Consolidation, Amalgamation or Merger

The Issuer and the Company will not consolidate with, merge or amalgamate into or transfer its properties and assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:

(i)	the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed in form and substance satisfactory to the Trustee, all obligations of the Issuer or the Company under the Trust Deed and the Notes and the performance of every covenant and agreement applicable to it contained therein;

(ii)	immediately after giving effect to any such Merger, no Event of Default or Potential Event of Default (as defined in the Trust Deed) shall have occurred or be continuing or would result therefrom as confirmed to the Trustee by (i) a certificate of two authorised signatories of the Company and (ii) a certificate of two authorised signatories of the corporation that would result from such Merger or, as the case may be, a certificate from any such person referred to above; and

(iii)	the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, not to redeem the Notes pursuant to Condition 6(c) as a result of it becoming obliged to pay any Additional Amounts as provided or referred to in Condition 8 arising solely as a result of such Merger.

11	Undertakings

The Company will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Noteholders to give such approval:

(i)	procure that the Issuer shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than the British Virgin Islands) unless the Issuer would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Notes; and

(ii)	file all reports required to be filed under Section 13 or 15(d) of the U.S. Securities Exchange Act, as amended.

12	Prescription

Claims against the Issuer and any Guarantor for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Notes shall be forfeited and revert to the Issuer or the Guarantor, as the case may be.

Claims in respect of any other amounts payable in respect of the Notes shall become void unless made within 10 years following the due date for payment thereof.

13	Replacement of Notes

If any Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying and Transfer Agent in London for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

14	Meetings of Noteholders, Modification and Waiver

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, any Guarantor or the Trustee and shall be convened by the Issuer if required in writing by Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount of, or any premium or interest on, the Notes, (iii) to change the currency of any payment in respect of the Notes, (iv) to amend the terms of the Guarantees, or (v) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed).

An “Extraordinary Resolution” is a resolution in respect of which not less than three-quarters of the votes cast shall have been in favour at a meeting of Noteholders duly convened and held in accordance with the Trust Deed.

The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than three-quarters in principal amount of the Notes then outstanding who for the time being are entitled to receive notice of a meeting shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with the provisions of the Trust Deed. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes, the Guarantees or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes, the Guarantees or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes, the Guarantees or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Noteholders.

(c)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

15	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or any Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Notes, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Notes unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder shall be entitled to proceed directly against the Issuer or any Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and/or the Guarantors and any entity related to the Issuer and/or the Guarantors without accounting for any profit resulting therefrom. The Trustee may rely without liability to Noteholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer or the Guarantors procure delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be binding on the Issuer, the Guarantors, the Trustee and the Noteholders in the absence of manifest or proven error.

17	Notices

All notices regarding the Notes will be valid if published in one leading daily newspaper in the United Kingdom (which is expected to be the Financial Times) or, if this is not possible, in one other leading English language daily newspaper with general circulation in Europe. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

So long as the Notes are represented by a global note and such global note is held on behalf of a clearing system, notices to Noteholders shall be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders.

18	Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Notes) (or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Notes)) or upon such terms as to interest, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides. Any further notes, bonds or debentures forming a single series with the Notes will be issued with no more than a de minimis amount of original issue discount or as part of a “qualified reopening” for U.S. federal income tax purposes.

19	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

20	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed, the Agency Agreement and the Notes, and any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed and the Notes and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer and each Guarantor has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Trustee and each of the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

The Issuer and each Guarantor has, pursuant to the Trust Deed, appointed Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

This Trust Deed is executed and delivered as a deed on the date stated at the beginning.

EXECUTED as a DEED by /s/ Colin Bird GOLD FIELDS OROGEN HOLDING (BVI) LIMITED in the presence of: /s/ Richard Taylor

EXECUTED as a DEED by /s/ Nicholas Holland GOLD FIELDS LIMITED in the presence of: /s/ Paul Schmidt

EXECUTED as a DEED by /s/ Vishnu Pillay GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED in the presence of: /s/ Taryn Harmse

EXECUTED as a DEED by /s/ Paul Schmidt GOLD FIELDS OPERATIONS LIMITED in the presence of: /s/ Taryn Harmse

EXECUTED as a DEED by /s/ Michael Fleischer GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED in the presence of: /s/ Taryn Harmse

EXECUTED AS A DEED BY /s/ Viola Japaul CITICORP TRUSTEE COMPANY LIMITED in the presence of: /s/ Jillian Hamblin